Exhibit 99.1

      America Service Group Reports Internal Investigation into
                         Pharmacy Subsidiary;
             Announces Commitment for New Credit Facility

    BRENTWOOD, Tenn.--(BUSINESS WIRE)--Oct. 24, 2005--America Service Group Inc. (NASDAQ:ASGR) announced today that the Audit Committee of its Board of Directors is conducting an internal investigation into certain matters related to its subsidiary, Secure Pharmacy Plus ("SPP"). The Company said the investigation primarily is being conducted to determine whether SPP provided pricing of pharmaceuticals in accordance with applicable client contract terms and whether some of the accruals and reserves maintained by SPP were established and utilized in accordance with generally accepted accounting principles.
    Total reported SPP revenues, including intercompany sales, for the year ended December 31, 2004, and the six months ended June 30, 2005, were $85.9 million and $45.8 million, respectively. For the year ended December 31, 2004, and the six months ended June 30, 2005, SPP reported revenues, net of reported intercompany sales, of $42.7 million and $22.4 million, respectively. Total reported consolidated revenues from continuing operations for America Service Group Inc., for the year ended December 31, 2004, and the six months ended June 30, 2005, were $665.1 million and $314.6 million, respectively.
    "We take allegations of impropriety very seriously, and we are conducting a thorough investigative process to determine if the issues described in this press release, as well as any other issues which may be identified as a result of the investigation, will impact the Company's previously reported financial results," said Michael Gallagher, a member of the Company's Board of Directors and Chairman of its Audit Committee. "We will report on our findings as soon as the investigation is complete."
    Michael Catalano, chairman and chief executive officer of America Service Group, said, "The investigative process being conducted by the Audit Committee demonstrates our commitment to the integrity of our business relationships. I want our clients, employees and shareholders to know that our Board and senior management team will resolve any issues that are identified and, if appropriate, make refunds to any client that did not receive proper pricing."
    Because the investigation is in its early stages, the Audit Committee and the Company have not yet determined whether the investigation is likely to result in a charge to current earnings or a change to the Company's previously reported financial results. The Audit Committee and the Company currently expect that the investigation will not be completed in sufficient time to meet the Company's normal schedule of reporting quarterly earnings and filing its quarterly report on Form 10-Q.
    The Audit Committee has retained outside counsel who has, in turn, engaged independent accountants to assist in the investigation. The Company has voluntarily reported the issues being investigated to the staff of the Securities and Exchange Commission ("SEC") and has informed the SEC staff it will cooperate fully with any inquiry the SEC may undertake.
    Pending the outcome of the investigation, the Company took the immediate action of having SPP report directly to the Company's chairman and chief executive officer, Mr. Catalano. The Company's vice president of finance and assistant treasurer has assumed the responsibilities of the SPP controller, who initially identified the issues being investigated at the time of his recent resignation. SPP's president, who continues to cooperate with the Audit Committee's investigation, has been placed on paid leave during this period.
    Secure Pharmacy Plus provides pharmacy services to the Company, in facilities where the Company provides correctional medical services, as well as to third party clients who provide their own correctional medical services. The Audit Committee's inquiry into whether SPP charged its clients in accordance with applicable contract terms includes reviewing whether discounts received from wholesalers, rebates received from manufacturers or wholesalers, certain temporary price reductions from alternate vendors and distributions received from a group purchasing organization of which SPP is a member should have been credited, under the terms of the contracts, to such clients.
    This issue is not expected to have any effect in instances (a) where the Company is financially responsible for the cost of pharmaceuticals (which is the case in a majority of the contracts under which the Company provides correctional medical services), or
(b) where SPP's contracts with third party clients are based on published prices. Management currently estimates that less than 30% of SPP's reported revenues, including intercompany sales, for the year ended December 31, 2004, and the six (6) months ended June 30, 2005, do not fall into these two categories, and therefore warrant further review. The Audit Committee expects to conduct its review for all periods since the Company acquired SPP in September 2000.
    The Audit Committee also is examining whether returns of unused pharmaceuticals were appropriately credited to clients.
    On the matter of reserves, the Audit Committee is examining whether or not some of the accruals and reserves maintained by SPP were established and utilized in accordance with generally accepted accounting principles.
    As part of its investigation, the Audit Committee also is conducting a review of operational issues encountered in the June 18, 2005, implementation of a new computer operating system at SPP to determine if there was any impact on the accuracy of financial reporting. The Committee also is reviewing the travel and expense reports of SPP employees to assure compliance with Company policy.
    The Audit Committee's investigation and review of the aforementioned matters may be expanded depending upon the outcome of the process currently under way.

    Commitment for New Credit Facility

    The Company's revolving credit facility is currently scheduled to mature on October 31, 2005. As of September 30, 2005, the Company had approximately $4.1 million in borrowings outstanding under the credit facility and $4.0 million in letters of credit were outstanding to secure various performance obligations of the Company's subsidiaries. At September 30, 2005, the Company's cash on hand totaled $5.6 million.
    Michael Taylor, chief financial officer of the Company, said, "We had anticipated implementing a new credit facility at the time of the maturity of our current facility. In light of the Audit Committee's investigation, we asked one of our current lenders to enter into a new facility with the Company, and we and that lender have executed a commitment letter to do so. Consummation of the new facility is subject to customary closing conditions, including the absence of a material adverse change in our business. The commitment for the new facility contemplates certain reductions in overall availability during the pendency of the investigation, which we do not expect will have any impact on our liquidity."

    2005 Guidance Update

    Finally, the Company noted that the previous guidance it issued on August 26, 2005, does not reflect any possible impact from the issues being reviewed by the Audit Committee or the cost of the investigation itself and therefore should not be relied upon.

    America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare and pharmacy programs to government agencies for the medical care of inmates.

    Cautionary Statement

    This press release contains "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company's or management's beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

    --  potential adverse effects to our financial condition,

    -- results of operations or prospects as a result of any changes to prior period financial statements;

    -- risks associated with the possibility that we may be unable to refinance or extend our credit facility or to satisfy covenants under our credit facility;

    -- risks arising from potential weaknesses or deficiencies in our internal control over financial reporting;

    -- the Company's ability to retain existing client contracts and obtain new contracts; whether or not government agencies continue to privatize correctional healthcare services;

    -- the possible effect of adverse publicity on the Company's business;

    -- increased competition for new contracts and renewals of existing contracts;

    --  the Company's ability to execute its expansion strategies;

    -- the Company's ability to limit its exposure for catastrophic illnesses and injuries in excess of amounts covered under contracts or insurance coverage;

    --  the outcome of pending litigation;

    --  the Company's dependence on key personnel; and

    -- the Company's determination whether to repurchase shares under its previously announced stock repurchase program.

    A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company's annual report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.

    CONTACT: America Service Group Inc.
             Michael Catalano or Michael W. Taylor, 615-373-3100